FORM 8-K



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):
                          April 23, 1996



                      WARNER-LAMBERT COMPANY
      (Exact name of registrant as specified in its charter)



Delaware                 1-3608                   22-1598912
(State or other          (Commission              (IRS Employer
Jurisdiction of          File Number)             Identification
incorporation)                                    No.)



201 Tabor Road, Morris Plains, New Jersey   07950
(Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code: (201) 540-2000
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Item 5.   Other Events.

     On April 23, 1996, the Registrant's stockholders approved an amendment to the Registrant's Restated Certificate of Incorporation to increase the number of authorized shares of the Registrant's Common Stock from 300,000,000 shares to 500,000,000 shares, and in so doing, enabled the Registrant to effect a two-for-one stock split of the Registrant's Common Stock, approved by the Board of Directors of the Registrant on January 23, 1996.

     The stock split will be effective at the close of business on May 3, 1996. Stockholders of record on that date will be entitled to receive an additional stock certificate representing one additional share for each share held. Certificates will be mailed to stockholders on May 17, 1996.

     Under the adjustment provisions of the Registrant's Stockholder Rights Plan, holders of Common Stock will hold Rights, each of which will entitle the holder of one share of Common Stock (including shares distributed in the stock split) to purchase one four-hundredth of a share of Series A Participating Cumulative Preferred Stock of the Registrant at a price of $67.50 should the Right thereafter become exercisable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

          (3)(i)    Restated Certificate of Incorporation of the
                    Registrant, as amended to April 23, 1996.

          (99)(i) Excerpt from press release of the Registrant dated April 23, 1996.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              WARNER-LAMBERT COMPANY
                                   (Registrant)



Date:  April 23, 1996         By:  ERNEST J. LARINI
                                   Vice President and
                                   Chief Financial Officer

                          Exhibit Index


Exhibit No.     Exhibit                     Page No.

(3)(i)          Restated Certificate of
                Incorporation of the Registrant,
                as amended to April 23, 1996.


(99)(i)         Excerpt from press release of the
                Registrant dated April 23, 1996.